SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) January 15, 1998


                            HOME HOLDINGS INC.

          (Exact name of registrant as specified in its charter)

     Delaware                     0-19347                    13-3584978

  (State of Incorporation)   (Commission file number)    (I.R.S. Employer
                                                         Identification No.)


    59 Maiden Lane, New York, New York                   10038-4548
   (Address or principal executive office)               (Zip Code)


     Registrant's telephone number including area code (212) 530-6600



Item 5.  Other Events

              The Registrant announced today that two of its four directors, Zaid O.B. Pedersen and Jan E.G. Bruneheim, resigned, effective January 15, 1998, from its Board of Directors in order to comply with a temporary exemption granted by the Board of Governors of the Federal Reserve System under the U.S. Bank Holding Company Act (the "BHCA") to permit the Swedish bank Skandinaviska Enskilda Banken ("S.E. Banken") to acquire the Swedish insurance company Trygg-Hansa A.B. ("Trygg-Hansa"). The resignations of Messrs. Pedersen and Bruneheim were required to enable S.E. Banken to comply with Regulation K under the BHCA. Messrs. Pedersen and Bruneheim are officers of Trygg-Hansa, the stockholders of which are the beneficiaries of the Home Holdings Inc. Stock Trust, which, in turn, is a principal stockholder of the Registrant.

              In addition to resigning from the Registrant's Board of Directors, Messrs. Pedersen and Bruneheim also resigned from the Boards of Directors of several direct and indirect subsidiaries of the Registrant, including The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the principal, wholly-owned subsidiary of the Registrant. The remaining directors will be meeting shortly to address the composition of the respective boards.

              Mr. Pedersen is currently the President of Trygg-Hansa and Mr. Bruneheim is currently the Senior Vice President, Marketing,
Investments and Life Products Division, of Trygg-Hansa.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

                  (99.1) Press release issued on January 21, 1998.


              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HOME HOLDINGS INC.


Dated: January 21, 1998       By: /s/ Richard H. Hershman
                                  ------------------------
                                  Richard H. Hershman

                              (Principal Financial and Accounting Officer through the Services Agreement, dated June 12, 1995, between Risk Enterprise
                              Management Limited, a Delaware
                              corporation, and Home Insurance)